Florida Progress Corporation
Investor News
Analysts Contacts:
Mark A. Myers (813) 866-4245
Greg Beuris (813) 866-4442

[LOGO OMITTED]

Florida Progress reports increase in 1996 earnings

St. Petersburg, Florida, January 27, 1997 -- Florida Progress Corporation (NYSE:FPC), parent of St. Petersburg-based Florida Power Corporation, reported 1996 earnings from continuing operations before non-recurring items of $252.4 million or $2.61 per share, compared with $238.9 million, or $2.50 a share in 1995. This is an increase of 4.4% in earnings per share. The non-recurring items were a $.26 per share after-tax charge for the provision for loss on certain coal properties, a $.24 per share gain on the sale of Advanced Separation Technologies Incorporated and a $.27 a share after-tax charge to earnings related to the spin-off of Echelon International Corporation.

Significant items influencing 1996 results:

        o Good Utility Growth - Strong residential customer growth of nearly 2%.

        o Regulatory asset amortization - Accelerated the amortization of certain regulatory assets which totaled $31 million.

        o Provision for loss on coal properties - Electric Fuels Corporation recorded a $25.2 million or $.26 per share after-tax charge to earnings due to a provision for loss on certain unprofitable coal properties.

        o Lower earnings at Mid-Continent Life - Disappointing sales of a new life insurance product along with higher death claims and restructuring costs lowered 1996 earnings.

        o Sale of Advanced Separation Technologies - Recorded an after-tax gain of $23.5 million or $.24 per share.

        o Spin-off of Echelon International to shareholders - Completed the divestiture of Echelon International through a tax-free stock dividend to shareholders in December 1996.

Florida Power, the largest subsidiary of Florida Progress, earned $232.6 million or $2.40 per share, on revenues of $2.4 billion for the year, compared to earnings of $217.3 million, or $2.27 per share, on revenues of $2.3 billion in 1995. This reflects an increase of 5.7% over 1995 earnings per share.

Residential customer growth of about 2% in 1996 was the primary reason for Florida Power's 2.9% increase in retail energy sales over 1995. Contributing to the increase was higher usage among commercial and industrial customers.

Operating and maintenance expenses increased $19.7 million or five percent over 1995. The increase is due primarily to additional maintenance costs associated with the prolonged outage of the Crystal River nuclear plant and expenses associated with customer service improvements for the company's telephone centers and an expanded tree trimming program designed to improve service reliability.

During 1996, continuing cost control efforts allowed Florida Power to further strengthen its balance sheet by writing off $31 million in regulatory assets. This included two oil-fired power plants -- Higgins and Turner -- which were placed in extended cold shutdown in 1994. The Public Service Commission had previously authorized the utility to amortize the costs of its canceled Lake Tarpon-Kathleen transmission line over a four-year period beginning in 1995. However, Florida Power chose to accelerate the amortization and complete the write-off in 1996.

Interest expense and preferred dividends for Florida Power were $10 million lower in 1996 compared to 1995. Improved cash flow resulted in lower debt balances, and the redemption of $80 million of preferred stock in June 1996 and $25 million in November 1996 lowered preferred dividends for the year.

Electric Fuels earned $27.1 million in 1996 before the provision for loss on certain coal properties, up 12.9% over 1995 earnings of $24 million. The increase is primarily attributable to higher tonnage handled by its marine and terminaling services operations.

Electric Fuels began purchasing low-sulfur coal operations in the late 1980's as part of a strategy to take advantage of the expected increase in demand for low-sulfur coal. The increase was expected because of sulfur dioxide emission requirements imposed on electric utilities by the Clean Air Act amendments of 1990. The supply of inexpensive low-sulfur coal from mines in the western United States and the low cost of emission allowance credits have kept the price of Central Appalachian low-sulfur coal lower than originally forecasted.

Since these coal market conditions are not considered by management to be temporary, Electric Fuels' management decided to close and hold for sale certain coal properties, which resulted in a provision for loss on these properties.

Mid-Continent Life Insurance Company introduced a new life insurance product in 1996 in an effort to reverse the decline in sales of new policies, and replaced its previous product, which was determined to be inadequately priced. In 1997, Mid-Continent plans to begin an orderly process to resolve the pricing issue. This is expected to involve reducing policy dividends and increasing premiums. Sales of the new policy have not met management's expectations. In November, Mid-Continent restructured its operations to be able to reduce its workforce to compete on a more focused and cost efficient basis.

Florida Progress sold its 80% share of Advanced Separation Technologies for $56 million and realized an after-tax gain of $23.5 million or $.24 per share. Advanced Separation Technologies is a manufacturer of chemical separation devices headquartered in Lakeland, Florida. It has annual sales of approximately $27 million and 65 employees.

On December 18, 1996, Florida Progress completed the divestiture of Echelon International, formerly Progress Credit Corporation, through a tax-free spin-off to shareholders. As part of the transaction, Florida Progress recorded a $26.3 million after-tax charge to earnings for the write-down of certain non-core assets of Echelon International and transaction costs associated with the divestiture.

Restructuring its diversified businesses was a high priority for Florida Progress in 1996. Through the spin-off of Echelon International, the sale of Advanced Separation Technologies and the restructuring of Mid-Continent, Florida Progress made significant strides in exiting those businesses that are not related to its core businesses, Florida Power and Electric Fuels.

Florida Progress (NYSE:FPC) is a Fortune 500 diversified utility holding company with assets of $5.3 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with about 1.3 million customers. Diversified operations include coal mining, marine operations, rail services, and life insurance.

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
FLORIDA PROGRESS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                                          Page 4
(In millions, except per share amounts)
                                          Three Months Ended    Twelve Months Ended
                                              December 31           December 31
                                          -------------------   -------------------
(UNAUDITED)                                 1996      1995        1996      1995
                                          --------  --------    --------  --------
REVENUES:
  Electric utility                          $562.9    $533.5    $2,393.6  $2,271.7
  Diversified                                212.0     197.6       764.3     736.1
                                          --------- ---------   --------- ---------
                                             774.9     731.1     3,157.9   3,007.8
EXPENSES:                                 --------- ---------   --------- ---------
  Electric utility:
    Fuel                                      86.7      94.6       409.7     431.3
    Purchased power                          143.4     109.7       531.6     436.5
    Energy conservation cost                  11.5      19.1        62.6      84.0
    Operations and maintenance               109.2     101.6       413.4     393.7
    Depreciation                              82.7      76.4       324.2     293.7
    Taxes other than income taxes             40.5      40.0       183.6     176.2
                                          --------- ---------   --------- ---------
                                             474.0     441.4     1,925.1   1,815.4
                                          --------- ---------   --------- ---------
  Diversified:
    Cost of sales                            180.0     169.4       642.9     624.6
    Provision for loss on coal properties     40.9       -          40.9       -
    Other                                     19.1      14.9        66.6      58.9
                                          --------- ---------   --------- ---------
                                             240.0     184.3       750.4     683.5
                                          --------- ---------   --------- ---------
INCOME FROM OPERATIONS                        60.9     105.4       482.4     508.9
                                          --------- ---------   --------- ---------
INTEREST EXPENSE AND OTHER:
  Interest expense                            32.5      33.9       135.9     139.4
  Allowance for funds used during
    construction                              (2.0)     (1.7)       (7.5)     (7.3)
  Preferred dividend requirements of
    Florida Power                              0.6       2.4         5.8       9.7
  Gain on sale of business                   (44.2)      -         (44.2)      -
  Other expense (income)                       0.9      (1.1)       (4.2)     (9.9)
                                          --------- ---------   --------- ---------
                                             (12.2)     33.5        85.8     131.9
                                          --------- ---------   --------- ---------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                         73.1      71.9       396.6     377.0

  Income Taxes                                27.5      25.9       145.9     138.1
                                          --------- ---------   --------- ---------
INCOME FROM CONTINUING OPERATIONS            $45.6     $46.0      $250.7    $238.9
DISCONTINUED OPERATIONS, NET
  OF INCOME TAXES                             (1.3)      -         (26.3)      -
                                          --------- ---------   --------- ---------

NET INCOME                                   $44.3     $46.0      $224.4    $238.9
                                          ========= =========   ========= =========
AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                 97.0      96.2        96.8      95.7
                                          ========= =========   ========= =========
EARNINGS PER AVERAGE COMMON SHARE
  CONTINUING OPERATIONS                      $0.47     $0.48       $2.59     $2.50
  DISCONTINUED OPERATIONS                   ($0.01)      -        ($0.27)      -
                                          --------- ---------   --------- ---------
                                             $0.46     $0.48       $2.32     $2.50
                                          ========= =========   ========= =========

Regarding these financial statements:
Current and prior periods reflect the recapitalization of the spin-off company, Echelon
International, and its associated treatment as discontinued operations.  These are interim statements. Reference should be made to Florida Progress Corporation's 1995
Annual Report to shareholders. Neither this report nor any statement contained herein is furnished in connection with the offering of securities or for the purpose of promoting or influencing the sale or purchase of securities.

FLORIDA PROGRESS CORPORATION
CONSOLIDATED BALANCE SHEETS                                           Page 5
(In millions)

                                                               December 31
                                                       -------------------------
(UNAUDITED)                                               1996         1995
                                                       -----------  -----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
  Electric utility plant in service and held for          $5,965.6     $5,867.5
    for future use
  Less - Accumulated depreciation                          2,335.8      2,179.7
         Accumulated decommissioning for nuclear plant       193.3        165.2
         Accumulated dismantlement for fossil plants         119.6        104.4
                                                         ----------   ----------
                                                           3,316.9      3,418.2
  Construction work in progress                              140.3        131.8
  Nuclear fuel, net of amortization of $356.7
    in 1996 and $348.7 in 1995                                59.9         59.1
                                                         ----------   ----------
        Net electric utility plant                         3,517.1      3,609.1
  Other property, net of depreciation of $173.8
    in 1996 and $157.3 in 1995                               309.3        307.0
                                                         ----------   ----------
                                                           3,826.4      3,916.1
                                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                                         5.2          4.3
  Accounts receivable, net                                   265.0        307.3
  Inventories, primarily at average cost:
    Fuel                                                      67.1         63.0
    Utility materials and supplies                            95.4        101.3
    Diversified materials                                    125.5        111.0
  Underrecovery of fuel cost                                  82.6          0.3
  Other                                                       48.2         41.6
                                                         ----------   ----------
                                                             689.0        628.8
                                                         ----------   ----------
DISCONTINUED OPERATIONS:
     Advances to discontinued operations                       -          116.0
     Net assets of discontinued operations                     -          200.8
                                                         ----------   ----------
                                                               -          316.8
                                                         ----------   ----------
OTHER ASSETS:
  Investments:
    Loans receivable, net                                     68.1         31.5
    Marketable securities                                    217.9        188.2
    Nuclear plant decommissioning fund                       207.8        161.1
    Joint ventures and partnerships                           41.9         33.9
  Deferred insurance policy acquisition costs                120.9        106.4
  Other                                                      176.4        167.6
                                                         ----------   ----------
                                                             833.0        688.7
                                                         ----------   ----------
                                                          $5,348.4     $5,550.4
                                                         ==========   ==========

CAPITAL AND LIABILITIES
CAPITAL:
  Common stock equity                                     $1,924.2     $2,078.1
  Cumulative preferred stock of Florida Power                 33.5        138.5
  Long-term debt                                           1,776.9      1,662.3
                                                         ----------   ----------
                                                           3,734.6      3,878.9
                                                         ----------   ----------
CURRENT LIABILITIES:
  Accounts payable                                           193.2        165.7
  Customers' deposits                                         81.8         85.3
  Income taxes payable                                        27.8          1.7
  Accrued other taxes                                         13.4         15.6
  Accrued interest                                            48.3         46.9
  Other                                                       78.5         97.0
                                                         ----------   ----------
                                                             443.0        412.2
  Notes payable                                                4.1           -
  Current portion of long-term debt                           34.9        173.7
                                                         ----------   ----------
                                                             482.0        585.9
                                                         ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                      475.4        512.0
  Unamortized investment tax credits                          93.5        101.5
  Insurance policy benefit reserves                          325.3        265.0
  Other postretirement benefit costs                         100.0         84.5
  Other                                                      137.6        122.6
                                                         ----------   ----------
                                                           1,131.8      1,085.6
                                                         ----------   ----------
                                                          $5,348.4     $5,550.4
                                                         ==========   ==========



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
FLORIDA  PROGRESS  CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS                                               Page 6
(In millions)
                                                   Three Months Ended    Twelve Months Ended
                                                       December 31           December 31
                                                   -------------------   -------------------
(UNAUDITED)                                          1996      1995        1996      1995
                                                   --------  --------    --------  --------
OPERATING ACTIVITIES:
  Income from continuing operations                   $45.6     $46.0      $250.7    $238.9
  Adjustments for noncash items:
    Depreciation and amortization                      91.6      91.3       366.7     352.7
    Gain on sale of business                          (44.2)       -        (44.2)       -
    Provision for loss on coal properties              40.9        -         40.9        -
    Deferred income taxes and investment
     tax credits, net                                 (19.4)      3.2       (56.6)    (38.0)
    Increase in accrued other postretirement
     benefit costs                                      3.6       4.0        15.5      16.8
    Net change in deferred insurance policy
     acquisition costs                                 (0.8)     (2.8)      (14.5)    (14.5)
    Net change in insurance policy
     benefit reserves                                  16.3      11.1        60.3      42.5
    Changes in working capital, net of effects
     from acquisition or sale of businesses:
        Accounts receivable                            43.0      39.4        35.4     (35.2)
        Inventories                                     7.0     (30.1)      (10.9)    (29.1)
        Overrecovery (underrecovery)of fuel cost      (35.2)      8.2       (82.3)      1.5
        Accounts payable                                0.3       0.4        21.6      16.4
        Income taxes payable                          (36.7)    (43.9)       23.3      (8.6)
        Accrued other taxes                           (55.2)    (54.0)       (2.3)      1.0
        Other                                         (16.0)      7.8       (13.5)     29.0
    Other operating activities                        (20.8)     (6.6)      (19.2)      7.3
                                                   --------- ---------   --------- ---------
        Cash provided by continuing operations         20.0      74.0       570.9     580.7
                                                   --------- ---------   --------- ---------
    Income (loss) from discontinued operations         (1.3)       -        (26.3)       -
    Adjustments for non-cash items                      6.3      (9.2)       17.4     (17.6)
                                                   --------- ---------   --------- ---------
        Cash provided by (used for) discontinued
          operations                                    5.0      (9.2)       (8.9)    (17.6)
                                                   --------- ---------   --------- ---------
                                                       25.0      64.8       562.0     563.1
                                                   --------- ---------   --------- ---------
INVESTING ACTIVITIES:
  Property additions (including allowance for
    borrowed funds used during construction)          (72.0)   (119.6)     (264.0)   (331.4)
  Purchases of loans and securities, net;
    cash associated with Echelon note                 (45.3)    (15.7)      (70.4)    (28.9)
  Proceeds from sales of properties                     1.4       3.5         8.4      13.1
  Acquisition of businesses                            (8.7)     (3.3)      (53.8)     (9.2)
  Proceeds from sales of businesses                    52.7        -         52.7        -
  Distributions from (investments in) joint
    ventures and partnerships, net                     (4.8)     (0.4)       (9.4)     (4.0)
  Investing activities of discontinued operations      21.3      23.5        56.5      69.8
  Other investing activities                           (3.1)     (2.7)      (27.6)    (11.0)
                                                   --------- ---------   --------- ---------
                                                      (58.5)   (114.7)     (307.6)   (301.6)
                                                   --------- ---------   --------- ---------
FINANCING ACTIVITIES:
  Issuance of long-term debt                           60.0        -        178.0        -
  Repayment of long-term debt                          (0.6)    (16.3)     (190.4)    (45.8)
  Increase (decrease) in commercial paper with
    long-term support                                 (10.0)    106.0       (15.3)      1.0
  Redemption of preferred stock                       (25.5)     (5.0)     (106.4)     (5.0)
  Sale of common stock                                   -        9.6        18.5      38.4
  Equity contribuitions to discontinued operations    (23.7)       -        (23.7)       -
  Dividends paid on common stock                      (50.0)    (48.6)     (199.5)   (193.4)
  Increase (decrease) in short-term debt              (24.9)       -          4.1     (55.3)
  Financing activities of discontinued operations      96.5        -         85.2      (9.7)
  Other financing activities                           (0.9)     (0.8)       (4.0)     (1.2)
                                                   --------- ---------   --------- ---------
                                                       20.9      44.9      (253.5)   (271.0)
                                                   --------- ---------   --------- ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS       (12.6)     (5.0)        0.9      (9.5)
   Beginning cash and equivalents                      17.8       9.3         4.3      13.8
                                                   --------- ---------   --------- ---------
ENDING CASH AND EQUIVALENTS                            $5.2      $4.3        $5.2      $4.3
                                                   ========= =========   ========= =========










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


Florida Progress Corporation
Selected Financial Information (Unaudited)                                                              Page 7

                                            Three Months Ended    Percent        Twelve Months Ended    Percent
                                               December 31        Positive          December 31        Positive
                                              1996       1995    (Negative)       1996       1995    (Negative)
                                            --------   ---------  ---------     ---------  ---------  ---------


Earnings Per Share:
 Florida Power Corporation                      $0.44      $0.43       2.3         $2.40      $2.27        5.7
                                            ---------  ---------                ---------  ---------
 Electric Fuels Corporation                      0.07       0.07        -           0.28       0.25       12.0
 Mid-Continent Life Insurance Co.                0.00       0.01    (100.0)         0.02       0.07      (71.4)
 Corporate and other                            (0.02)     (0.03)     33.3         (0.09)     (0.09)       -
                                            ---------  ---------                 ---------  ---------
 Diversified Continuing                          0.05       0.05        -           0.21       0.23       (8.7)
                                            ---------  ---------                 ---------  ---------
 Continuing Ops before non-recurring             0.49       0.48       2.1          2.61       2.50        4.4

 Provision for loss on coal properties          (0.26)       -          -          (0.26)       -          -
 Gain on sale of business                        0.24        -          -           0.24        -          -
                                            ---------  ---------                 ---------  ---------
Total Continuing Operations                      0.47       0.48      (2.1)         2.59       2.50        3.6

 Discontinued Operations                        (0.01)       -          -          (0.27)       -          -
                                            ---------  ---------                 ---------  ---------
                                                $0.46      $0.48      (4.2)        $2.32      $2.50       (7.2)
                                            =========  =========                 =========  =========

Avg. shares outstanding (millions)               97.0       96.2       0.8          96.8       95.7        1.1

Dividends per share                            $0.515     $0.505       2.0        $2.060     $2.020        2.0

Book value per share:
  Florida Power Corporation                                                       $18.82     $18.19        3.5
  Consolidated                                                                    $19.84     $21.55       (7.9)

<CAPTION
                                                                                        December 31           December 31
                                         December 31                                        1996                  1995
                                       1996       1995                                Amount     Percent    Amount    Percent
                                    ---------  ---------                             ---------- ---------- ---------- --------
Equity investments (percent):                            Capitalization (in millions):
 Florida Power Corporation              88         87      Common stock             $1,924.2       51.0   $2,078.1      51.3
 Electric Fuels Corporation              8          9      Preferred stock              33.5        0.9      138.5       3.4
 Mid-Continent Life Insurance Co.        4          4      Long-term debt            1,776.9       47.1    1,662.3      41.0
                                    ---------  ---------   Short-term debt              39.0        1.0      173.7       4.3
   Total                               100        100                             ---------- ---------- ---------- ----------
                                    =========  =========     Total                  $3,773.6      100.0   $4,052.6     100.0
                                                                                  ========== ========== ========== ==========


Note:  Current and prior periods reflect the recapitalization of the spin-off company, Echelon International, and its associated treatment as discontinued operations.

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



Florida Power Corporation
Selected Statistical Data (Unaudited)                                                Page 8
(In millions, except billing degree days)

                            Three Months Ended                   Twelve Months Ended
                              December 31      Percent              December 31      Percent
                             1996      1995    Change              1996      1995    Change
                           -------   -------   -------           -------   -------   -------
Revenues:
  Residential                $285.9    $293.0     (2.4)          $1,299.1  $1,252.7      3.7
  Commercial                  135.1     128.6      5.1              537.3     515.3      4.3
  Industrial                   52.2      49.0      6.5              206.8     189.3      9.2
  Other retail sales           33.8      30.0     12.7              125.9     116.5      8.1
                          --------- ---------                   --------------------
                              507.0     500.6      1.3            2,169.1   2,073.8      4.6
  Sales for resale             33.3      38.8    (14.2)             159.9     149.6      6.9
                          --------- ---------                   --------------------
                              540.3     539.4      0.2            2,329.0   2,223.4      4.7
  Other electric revenues      15.3       3.8    302.6               58.4      51.5     13.4
  Deferred fuel                 7.3      (9.7)      -                 6.2      (3.2)      -
                          --------- ---------                   --------------------
      Total                  $562.9    $533.5      5.5           $2,393.6  $2,271.7      5.4
                          ========= =========                   ====================
Kilowatt-hour sales billed:
  Residential               3,338.6   3,457.3     (3.4)          15,481.4  14,938.0      3.6
  Commercial                2,186.7   2,146.5      1.9            8,848.0   8,612.1      2.7
  Industrial                1,028.5   1,012.3      1.6            4,223.7   3,864.4      9.3
  Other retail sales          589.9     535.3     10.2            2,231.7   2,085.0      7.0
                          --------- ---------                   --------------------
                            7,143.7   7,151.4     (0.1)          30,784.8  29,499.5      4.4
  Sales for resale            622.0     882.1    (29.5)           2,707.7   2,903.1     (6.7)
                          --------- ---------                   --------------------
      Total electric sales  7,765.7   8,033.5     (3.3)          33,492.5  32,402.6      3.4
                          ========= =========                   ====================

System Requirements (KWH)     7,678     7,896     (2.8)            34,715    33,667      3.1
Retail KWH Sales
  (Billed & Unbilled)         6,881     7,059     (2.5)            30,613    29,745      2.9
Billing Degree Days:
  Cooling                       611       892    (31.5)             3,682     3,929     (6.3)
  Heating                        98       121    (19.0)               859       601     42.9

Note:
Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales include only billed kilowatt-hour sales. The statistic for retail KWH sales includes both billed and unbilled sales. Beginning in 1995, Florida
Power was ordered by state regulators to conduct a three-year test of residential revenue decoupling. Under the plan, abnormal weather variances will no longer impact earnings with respect to residential revenues.

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